UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

Enlightify Inc.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd Floor, Borough A, Block A.

No.181 South Taibai Road

Xi’an, Shaanxi Province

People's Republic of China 710065

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ENFY	NYSE

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 13, 2025, Enlightify Inc. (the “Company”) received notice from the New York Stock Exchange (“NYSE”) that the NYSE has determined to commence proceedings to delist the Company’s common stock from the NYSE. The NYSE determined that the Company was no longer in compliance with the NYSE’s continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual, which requires listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15,000,000.The Company does not intend to appeal the NYSE’s determination. As a result, the NYSE is expected to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to remove the Company’s common stock from listing and registration on the NYSE. The delisting will become effective 10 days after the Form 25 is filed.

Following the delisting, the Company expects that its common stock will be quoted on the OTC Markets Group Inc. (“OTC”) under the same ticker symbol (ENFY). The Company intends to continue to file periodic reports with the SEC under the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

The Company remains committed to executing its business strategy and exploring strategic alternatives to enhance stockholder value.

A copy of the Company’s press release announcing the NYSE delisting determination is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2025	Enlightify Inc.

	By:	/s/ Zhuoyu Li
Zhuoyu Li
Chairman of the Board of Directors, Chief Executive Officer, and President

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